SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 17, 2007 (July 12, 2007)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-7775 (Commission File No. )	95-0740960 (I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 12, 2007, Massey Energy Company (the “Registrant”) promoted Mark A. Clemens to Senior Vice President – Group Operations effective immediately, upon the departure of H. Drexel Short, Jr. who resigned from such office as of such date. Mr. Clemens will be responsible for coordinating production with sales and shipments, and managing support services, including quality control, engineering, security and labor relations, for the Registrant’s mining operations. During his 18-year career with the Registrant and its subsidiaries, Mr. Clemens has acquired extensive operating and financial experience in coal production. From 1989 to 2000, he held a number of accounting positions, including serving as the Registrant’s Corporate Controller from 1997 to 1999. In 2000, Mr. Clemens was appointed President of Independence Coal Company, Inc., one of the Registrant’s operating subsidiaries. Since January 1, 2003, he served as President of the Registrant’s subsidiary, Massey Coal Services, Inc., managing the Registrant’s planning, budgeting and cost accounting processes. Mr. Clemens received a B.B.A in Accounting from Marshall University in 1989 and is a Certified Public Accountant.

Effective upon his promotion to the office of Senior Vice President – Group Operations, Mr. Clemens’ annual base salary was adjusted to $250,000 and his 2007 bonus program target award was adjusted to $130,000. In addition, Mr. Clemens was awarded a retention cash award of $200,000 payable on July 31, 2010, provided he remains continuously employed by the Registrant through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: July 17, 2007	By:	/s/ Richard R. Grinnan

	Name: Title:	Richard R. Grinnan Vice President and Corporate Secretary